UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2015

Bionik Laboratories Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2015, a special committee of the Board of Directors of Bionik Laboratories Corp. (the “Company”), consisting of independent directors (the “Committee”), granted to Peter Bloch, the Company’s Chairman and Chief Executive Officer, options under the Company’s 2014 Equity Incentive Plan (the “Plan”) to purchase 1,000,000 shares of the Company’s common stock. Such options are exercisable at $1.00 per share, being in excess of the closing price of the Company’s common stock on the grant date. These options have a term of seven years and provide for vesting of 333,333 on December 14, 2016, 333,333 on December 14, 2017 and 333,334 on December 14, 2018.

On December 14, 2015, the Committee granted to Michal Prywata, the Company’s Chief Operating Officer, options under the Plan to purchase 400,000 shares of the Company’s common stock. Such options are exercisable at $1.00 per share, being in excess of the closing price of the Company’s common stock on the grant date. These options have a term of seven years and provide for vesting of 133,333 on December 14, 2016, 133,333 on December 14, 2017 and 133,334 on December 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 18, 2015

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer

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